Exhibit 10.1

[English translation of the original Hebrew document]

ADDENDUM

TO THE LOAN AGREEMENT DATED SEPTEMBER 4, 2024

Executed on the 1st day of July, 2026

BETWEEN:

Oramed Ltd., Company No. 513976712
Through its authorized signatories:
Nadav Kidron, I.D. No. 027424282, and Avraham Gabay, I.D. No. 066534629
of 20 Mamilla Blvd., Jerusalem
(hereinafter: the “Lender”)

of the one part;

AND:

Rabi Binyamin 4 Tama 38 Ltd., Company No. 516079993
Through its authorized signatories:
Tomer Ben Shlomi, I.D. No. 031109291, and Uri Gal, I.D. No. 033862053
of 1 Totzeret HaAretz Street, Petah Tikva
(hereinafter: the “Developer” or the “Company” or the “Borrower”)

of the other part;

WHEREAS	on September 4, 2024, the parties signed a loan agreement (hereinafter: the “Loan Agreement” or the “Agreement”), under which it was agreed that the Lender would extend to the Borrower a loan in the amount of NIS 5,500,000 (hereinafter: the “Original Loan”);

WHEREAS	in order to complete the equity required for carrying out the Project, the Developer approached the Lender with a request to increase the loan amount by an additional NIS 3,486,000 (three million four hundred eighty six thousand New Israeli Shekels) (hereinafter: the “Additional Loan” or the “Increase of the Loan Principal”), such that the loan shall amount to NIS 8,986,000 (principal);

WHEREAS	in reliance on the declarations and representations given by the Developer to the Lender, both in the Loan Agreement and in this Addendum, the Lender has agreed to extend the Additional Loan to the Developer, all subject to the provisions and conditions of this Agreement and to the accuracy of the declarations contained herein;

NOW, THEREFORE, IT IS AGREED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

1.	Preamble and Definitions

1.1	The preamble to this Addendum and the annexes to this Addendum constitute an integral part hereof.

1.2	All terms in this Addendum shall have the meaning given to them in the Loan Agreement, unless expressly stated otherwise in this Addendum.

1.3	All provisions set forth in the Loan Agreement shall continue to apply to the relationship between the parties, except to the extent expressly amended in this Addendum.

1.4	All provisions of the Loan Agreement with respect to the “Loan” (as defined in the Loan Agreement) shall also apply to the Additional Loan that is the subject of this Addendum, unless stated otherwise in this Addendum.

1.5	Any additional undertaking given by the Company in this Addendum shall be deemed to have been given by it pursuant to the Loan Agreement for all intents and purposes.

2.	Increase of the Loan Principal

2.1	The Lender agrees to extend to the Company the Additional Loan in the amount of NIS 3,486,000 (hereinafter: the “Additional Loan Principal”), which shall be repaid by the Company together with the loan that is the subject of the Loan Agreement by the Final Repayment Date (as defined in the Loan Agreement).

2.2	Purpose of the Additional Loan: the loan shall be used solely for financing expenses required for carrying out the Project, and for no other purpose. The Additional Loan shall be extended upon the signing of this Addendum and shall be transferred to the account of the project company.

2.3	Application of the provisions of the Loan Agreement to the Additional Loan: all provisions of the Loan Agreement with respect to the Original Loan shall also apply to the Additional Loan, to the extent not expressly provided otherwise in this Addendum. Without derogating from the generality of the foregoing, it is clarified that the provisions of the Loan Agreement with respect to repayment of the loan, the loan collateral, repayment out of the surplus, remedies and grounds for immediate repayment, and the like, shall apply to the Additional Loan. With respect to the interest on the loan, the provisions of the Loan Agreement shall apply to both the Original Loan and the Additional Loan, subject to the changes set forth below in this Addendum.

3.	Loan Interest

3.1	It is agreed that the interest on the Additional Loan shall be identical to the interest set forth in the Loan Agreement with respect to the Original Loan, subject to the amendment of the Loan Agreement as set forth in sub-section 2 below.

3.2	It is further agreed that in Section 6.1 of the Loan Agreement, the words “(b) interest at a rate of 40% of the Project profits” shall be replaced with the words “(b) interest at a rate of 60% of the Project profits”.

3.3	It is clarified that, other than the change set forth in sub-section 1 above, no further changes shall apply to the provisions of the Agreement with respect to the loan interest, default interest or any other provision.

4.	Representations and Undertakings of the Company

4.1	The Company reaffirms all of the representations, declarations and undertakings given by it in the Loan Agreement, and, without derogating therefrom, the Company represents and undertakes as follows:

4.1.1	That all representations and declarations given by the Company in the Loan Agreement remain true as of the date of signing this Addendum, and to the extent such representations relate to the Original Loan, the Company hereby confirms their accuracy also with respect to the Additional Loan.

4.1.2	That all conditions required under law and under the TAMA Agreement for commencing the execution of the Project have been fully satisfied, and that there is no impediment to the commencement of the performance of the TAMA Agreement by the Company and the actual commencement of the construction works.

4.1.3	That all of the Additional Loan funds shall be used for the payment of expenses directly related to the Project and necessary for its advancement and/or construction.

4.1.4	That all expenses to be paid out of the Additional Loan funds are expenses considered part of the equity invested by the Company in the Project, and are recognized as such in the updated zero report of the Project, which has been approved by the financing bank.

4.1.5	That, beyond the amount of the Additional Loan, no further amount whatsoever is or will be required of the Company to complete the equity required for the Project, and all remaining expenses required to advance the Project through its completion, beyond the amount of the Additional Loan, are expected to be received from the financing bank.

4.1.6	That from the date of signing this Addendum and until repayment in full of all credit to be extended to the Company by the financing bank, the Company shall send to the Company [sic], at a frequency of at least once a month, a report setting forth the balance of the credit not yet repaid to the financing bank.

4.1.7	Attached to this Addendum is a zero report for the Project dated July 15, 2025, which is the most recent zero report prepared in connection with the Project up to the signing of this Addendum. The Company confirms the accuracy of the zero report, and that it is not aware of any error or misrepresentation therein, or of any detail which, had it been known to the preparers of the report, would have been included therein, or of any adverse change that has occurred in the Project or in the Company since the zero report was prepared and until the date of signing this Addendum and which, had the report been prepared today, would have been included therein.

4.1.8	The Company shall deliver to the Lender zero reports as prepared by it from time to time, and shall also notify the Lender of any change in the data constituting the basis for the zero report, even if no new zero report has been prepared.

5.	General Provisions

5.1	This Addendum shall enter into force only after it has been signed by the Company, the Lender and the guarantors.

5.2	All provisions of the Loan Agreement that have not been expressly amended in this Addendum shall continue to apply to the relationship between the parties, both with respect to the Loan and with respect to the Additional Loan.

IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO SIGNED:

/s/ Rabi Binyamin 4 Tama 38 Ltd.	/s/ Oramed Ltd.
The Company	The Lender

We, the undersigned, are guarantors of all of the Company’s obligations under the Loan Agreement and under this Addendum.

/s/ Tomer Ben Shlomi	/s/ Uri Gal
Tomer Ben Shlomi	Uri Gal

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